UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2005, Paul A. Farr, the current Vice President and Controller of PPL Electric Utilities Corporation ("PPL Electric"), was named Senior Vice President-Financial and Controller, effective August 1, 2005. Mr. Farr also has been named Senior Vice President-Financial and Controller of PPL Corporation, PPL Electric’s parent company, effective August 1, 2005. In connection with these promotions, Mr. Farr’s base salary for 2005 will be increased from $286,202 to $350,000. Mr. Farr receives no separate compensation as an officer of PPL Electric.

Mr. Farr was already a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K) of PPL Electric prior to his promotion. Information concerning Mr. Farr’s compensation arrangements (prior to the change to his base salary) is provided in PPL Electric’s 2005 Notice of Annual Meeting and Information Statement on file with the Securities and Exchange Commission (the "SEC") and Exhibit 10(hh) to PPL Electric’s Annual Report on Form 10-K for the year ended December 31, 2004 on file with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel James E. Abel Treasurer

Dated: July 27, 2005